UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 23, 2026

MARKETAXESS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Commission file number 001-34091

Delaware	52-2230784
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

55 Hudson Yards

15th Floor

New York, New York 10001

(Address of principal executive offices)

(212) 813-6000

Registrant’s telephone number, including area code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.003 par value	MKTX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As previously announced, on July 29, 2026, MarketAxess Holdings Inc., a Delaware corporation (the “Company” or “MarketAxess”), entered into an Agreement and Plan of Merger (as the same may be amended, modified or supplemented from time to time in accordance with its terms, the “Merger Agreement”), by and among the Company, Intercontinental Exchange, Inc., a Delaware corporation (“Parent”), and Igloo Merger Sub II, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. On September 4, 2026, the Company filed with the U.S. Securities and Exchange Commission (the “SEC”) its preliminary proxy statement on Schedule 14A relating to the special meeting of MarketAxess stockholders to be held on October 29, 2026 (the “Preliminary Proxy Statement”), to, among other things, vote on a proposal to approve the Merger and the other Transactions. The Company subsequently filed, on September 18, 2026, a definitive proxy statement, which the Company first mailed to its stockholders on or about September 18, 2026 (the “Definitive Proxy Statement”).

Litigation and Stockholder Demands related to the Definitive Proxy Statement

Between October 6, 2026 and October 15, 2026, 3 complaints were filed by purported stockholders of the Company: (i) Eric Johnson v. MarketAxess Holdings Inc. et al., No. 655570/2026 (N.Y. Sup. Ct.); (ii) Richard Lawrence v. MarketAxess Holdings Inc. et al., No. 655741/2026 (N.Y. Sup. Ct.); and (iii) Derek Robertson v. Nancy Altobello et al., Index No. E2026024651 (N.Y. Sup. Ct., Monroe Cnty.) (collectively, the “State Court Complaints”). The State Court Complaints allege that the Definitive Proxy Statement contains materially incomplete and/or misleading information, and they seek preliminary and permanent injunctive relief restraining the Company from completing the Transactions until additional disclosure is made. The complaint in the Robertson action also asserts claims for breach of fiduciary duty against the Company’s directors and a claim for aiding and abetting against Parent.

As of October 23, 2026, the Company had also received 15 stockholder demand letters (the “Stockholder Demands”), which similarly allege that the Preliminary Proxy Statement or the Definitive Proxy Statement contains materially incomplete and/or misleading information and demand the disclosure of additional information.

The Company and the other defendants deny the allegations in the State Court Complaints and the Stockholder Demands and deny any alleged violation of law or legal or equitable duty. The Company and the other defendants believe that the State Court Complaints and the Stockholder Demands are without merit and that no further disclosure is required under applicable law. Nonetheless, to avoid the risk of the State Court Complaints or the Stockholder Demands delaying or otherwise adversely affecting the Transactions and to minimize the costs, risks and uncertainties inherent in litigation, and without admitting any liability or wrongdoing, the Company has determined to voluntarily amend and supplement the Definitive Proxy Statement with the supplemental disclosures set forth in this Current Report on Form 8-K (the “Supplemental Disclosures”) for the purpose of mooting any alleged disclosure issues.

Supplemental Disclosures to the Definitive Proxy Statement

Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of the Supplemental Disclosures set forth herein. The Supplemental Disclosures should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. Page references in the below disclosures are to pages in the Definitive Proxy Statement. To the extent the following information differs from or conflicts with the information contained in the Definitive Proxy Statement, the information set forth below shall be deemed to supersede the respective information in the Definitive Proxy Statement. Capitalized terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement, unless otherwise defined below. For clarity, new text within restated paragraphs from the Definitive Proxy Statement is highlighted with bold, underlined text, and deleted text within restated paragraphs from the Definitive Proxy Statement is highlighted with strikethrough text.

The section of the Definitive Proxy Statement entitled “The Merger - Background of the Merger” is amended and supplemented as follows:

The second paragraph under the subheading “Background of the Merger” on page 23 of the Definitive Proxy Statement is amended and supplemented by adding the following underlined and bolded disclosures on such page:

“The Board, together with the Company’s management and with the assistance of the Company’s advisors, regularly reviews and assesses the Company’s strategic direction, financial performance and business plans to strengthen the Company’s business and identify opportunities to increase stockholder value. As part of this periodic review and assessment, from time to time during the two-year period prior to the Company’s entry into the Merger Agreement, the Board and the Company’s management considered potential strategic alternatives and engaged in business development and strategic discussions with other participants in the electronic fixed-income trading industry (including Parent). As part of this review and assessment, representatives of the Company’s management have, from time to time, met with parties who expressed interest in a potential transaction involving the Company, and received inbound inquiries related thereto. During the two-year period prior to the Company’s entry into the Merger Agreement, none of these prior discussions progressed beyond preliminary phases, other than as described below. The Company and Parent, and their respective subsidiaries, have from time to time had ordinary course commercial relationships. Over the years, in the course of these ordinary commercial interactions and industry events, representatives of the Company, including Mr. Concannon, and representatives of Parent have from time to time discussed industry developments and, in general terms, the potential strategic merits of a closer relationship between the two companies. None of these discussions involved a proposal regarding, or the terms of, an acquisition of the Company by Parent, and prior to the contact in late December 2025 described below, Parent had not made any proposal to acquire the Company and the Board had not been asked to consider any such proposal.”

The second full paragraph under the subheading “Background of the Merger” on page 24 of the Definitive Proxy Statement is amended and supplemented by adding the following underlined and bolded disclosures on such page:

“From approximately March 2026 through July 2026, representatives of the Company held separate preliminary discussions regarding a potential transaction involving the Company with approximately six other parties, including five financial sponsors and one strategic party. These discussions were conducted by Messrs. Concannon and Hernandez. One of these financial sponsors was one of the financial sponsors with which the Company had entered into a confidentiality agreement in the fall of 2025. The Company did not enter into a confidentiality agreement with any of the other five parties. None of these discussions progressed beyond preliminary phases, and no party provided a written indication of interest or any other indication of price. The Board was informed of these discussions.”

The final paragraph under the subheading “Background of the Merger” on page 24 of the Definitive Proxy Statement is amended and supplemented by adding the following underlined and bolded disclosures on such page:

“On May 27, 2026, the Company received from Parent a non-binding written indication of interest to acquire all of the outstanding Shares for $175.00 per Share in cash, which represented a premium of approximately 33.6% to the closing price of the Shares of $130.94 on May 27, 2026 (the “May 27 Proposal”). Neither the May 27 Proposal nor any later revised proposal by Parent included any proposals regarding post-Closing employment arrangements or any other post-Closing arrangements, including arrangements related to the retention of Company management in the surviving company or the participation in the equity of the surviving company, for any members of the Board or the Company’s executive officers. In addition, there were no discussions prior to the signing of the definitive agreement between any member of the Board or any of the Company’s executive officers, on the one hand, and any representative of Parent, on the other hand, regarding any post-Merger employment-related or compensation-related matters, other than discussions regarding the amendments to Mr. Concannon’s letter agreement and to the severance protection agreements of Ms. Fiszel Bieler and Mr. Pintoff, which the Company entered into on July 29, 2026, as disclosed in the Company’s Current Report on Form 8-K filed on July 30, 2026. The May 27 Proposal contemplated a sixty (60)-day exclusive negotiation period, subject to extension. Throughout the process, the Company did not agree to, and the parties did not enter into, any exclusivity arrangement. Accordingly, the Company remained free to engage with other parties throughout the discussions and negotiations described below with respect to a potential transaction or any other strategic alternative.”

The first full paragraph on page 25 of the Definitive Proxy Statement, under the subheading “Background of the Merger,” is amended and supplemented by adding the following underlined and bolded disclosures on such page:

“On May 28, 2026, at the direction of Messrs. Hernandez and Concannon, representatives of J.P. Morgan, financial advisor to the Company, communicated to representatives of Parent the Company’s disappointment regarding the valuation of the Company included in the May 27 Proposal. Representatives of Parent responded that Parent believed that the valuation reflected in the May 27 Proposal represented a full premium to the trading price of the Shares. On May 29, 2026, representatives of J.P. Morgan conveyed the same message to representatives of BofA Securities, Inc. (“BofA”), financial advisor to Parent, who responded to similar effect. There was then a pause in the negotiations between May 29, 2026 and approximately June 9, 2026, during which time there were no discussions between the parties.”

The second full paragraph on page 25 of the Definitive Proxy Statement, under the subheading “Background of the Merger,” is amended and supplemented by adding the following underlined and bolded disclosures on such page:

“J.P. Morgan had served as a financial advisor to the Company in connection with a variety of matters prior to the May 27 Proposal, including strategic and capital allocation matters and the Company’s accelerated stock repurchase program announced in December 2025, and continued to serve in that capacity in connection with the Company’s evaluation of a potential transaction with Parent. The Company selected J.P. Morgan in light of its qualifications, experience and reputation as an internationally recognized investment banking firm, and its familiarity with the Company, its industry and transactions of this type. The decision to engage J.P. Morgan was made by the Board. The Company and J.P. Morgan subsequently executed an engagement letter, dated July 28, 2026 and effective as of February 1, 2026, which date reflects the date on which J.P. Morgan began advising the Company with respect to a potential transaction involving the Company. J.P. Morgan was not party to any other engagement letter with the Company with respect to the potential transaction, and the compensation payable to J.P. Morgan for its services in connection with the Transactions is solely as described under “The Merger — Opinion of J.P. Morgan Securities LLC.” As part of its engagement, J.P. Morgan delivered a customary relationship disclosure letter to the Board, which, in the view of the Board, did not present any conflict impacting J.P. Morgan’s ability to serve as the Company’s financial advisor. These relationships are further described in J.P. Morgan’s written opinion, which is attached to this proxy statement as Annex B, and in the section entitled “The Merger — Opinion of J.P. Morgan Securities LLC,” beginning on page 38.”

The third full paragraph on page 25 of the Definitive Proxy Statement, under the subheading “Background of the Merger,” is amended and supplemented by adding the following underlined and bolded disclosures on such page:

“On June 1, 2026, the Board held a meeting, attended by members of the Company’s management and representatives of J.P. Morgan and Weil, Gotshal & Manges LLP, outside legal counsel to the Company (“Weil”), to discuss the May 27 Proposal. Mr. Concannon presented to the Board an overview of the May 27 Proposal. Messrs. Concannon and Hernandez then updated the Board on their communications with representatives of Parent on May 28, 2026. Representatives of J.P. Morgan then reviewed a preliminary valuation analysis of the Company and the May 27 Proposal, based on analyses of public trading multiples, public transaction multiples and a discounted cash flow analysis. Representatives of Weil advised the Board regarding its fiduciary duties in connection with its evaluation of the May 27 Proposal. Following discussion, the Board adopted resolutions granting the Finance Committee, consisting of directors Steven L. Begleiter, William F. Cruger, Roberto Hoornweg and Douglas A. Cifu, authority to continue to evaluate the May 27 Proposal and any other strategic alternatives that may be available to the Company, to negotiate with Parent and any other parties as appropriate and to take such other actions as the Finance Committee determined to be necessary or advisable, in each case subject to the Board’s authority to approve any such transaction. The Finance Committee is a standing committee of the Board that was established prior to, and not in connection with, the May 27 Proposal, and whose responsibilities include assisting the Board with its oversight of mergers, acquisitions, divestitures and strategic investments. The Board’s grant of authority to the Finance Committee to review the May 27 Proposal was not prompted by any actual or potential conflicts of interest. The members of the Finance Committee did not receive any compensation in connection with the evaluation of the May 27 Proposal, other than the fees regularly paid to the Company’s directors for their service on the Board and its committees, including the Finance Committee. The Finance Committee continues to serve as a standing committee of the Board.”

The first sentence of the penultimate paragraph on page 25 of the Definitive Proxy Statement, under the subheading “Background of the Merger,” is amended and supplemented by adding the following underlined and bolded disclosures on such page:

“On June 8, 2026, Messrs. Begleiter and Cifu, as members of the Finance Committee, met, together with Mr. Hernandez, members of the Company’s management and representatives of J.P. Morgan, to discuss the May 27 Proposal. Representatives of J.P. Morgan provided an update on their recent communications with Parent described above, including that Parent remained interested in pursuing a potential transaction with the Company. Following discussion, the attendees directed the representatives of J.P. Morgan to communicate to Parent that the Company also remained interested in continuing discussions regarding a potential transaction.”

The first paragraph on page 26 of the Definitive Proxy Statement, under the subheading “Background of the Merger,” is amended and supplemented by adding the following underlined and bolded disclosures on such page:

“On June 11, 2026, the Board held a meeting, attended by members of the Company’s management and representatives of J.P. Morgan and Weil. Mr. Concannon updated the Board on the status of discussions with Parent, including the communications with Parent on June 8, 2026. The Company’s management and advisors also provided the Board with an update on the Company’s performance and market conditions. As part of these discussions, the Board instructed the Company’s management to update the Company’s long-range plan to reflect the Company’s recent performance and current market conditions. Representatives of Weil reviewed the Board’s fiduciary duties in connection with considering proposals with respect to a potential transaction or any other strategic alternatives. The Board also discussed with representatives of Weil the relative merits of a “no-shop” provision as compared with a “go-shop” provision, in light of its evaluation of potential alternative counterparties, including the preliminary level of interest previously expressed by certain parties. The parties that had previously expressed interest were the two financial sponsors with which the Company had entered into confidentiality agreements in the fall of 2025, each of which had determined not to pursue a transaction without providing any indication of price, and the parties with which the Company had held preliminary discussions beginning in March 2026, none of which had indicated a willingness to make a proposal to acquire the Company. Representatives of J.P. Morgan then provided the Board with a market update and discussed potential strategic alternatives that may be available to the Company, including potential acquisitions the Company could pursue. Representatives of J.P. Morgan also reviewed other parties, including potential strategic acquirors and financial sponsors, that might be interested in a transaction with the Company. The Board considered the potential benefits and the downside risks of contacting other parties at this time, including the risk to a potential transaction with Parent and the risk of a market leak. Following discussion, the Board agreed that the Company should continue to engage with Parent and that the Company should not contact other parties at that time. The Board revisited whether to contact other parties at its subsequent meetings and on each occasion concluded that the risks of outreach outweighed its potential benefits, taking into account that the Company had not agreed to exclusivity, that no other party had provided an indication of interest, and that the Merger Agreement would permit the Board to respond to unsolicited acquisition proposals and would include a termination fee the Board considered customary and not preclusive of a superior proposal.”

The first full paragraph on page 28 of the Definitive Proxy Statement, under the subheading “Background of the Merger,” is amended and supplemented by adding the following underlined and bolded disclosures on such page:

“On July 18, 2026, a representative of the Company communicated to a representative of Parent that, given the updated information presented by Parent, the Company would be willing to continue discussions based on a purchase price of $170.00 per Share in cash. Later that day, on July 18, 2026, a representative of Parent conveyed to a representative of the Company a revised offer to acquire all of the outstanding Shares for $167.00 per Share in cash. Following receipt of the revised offer, Mr. Hernandez spoke with Mr. Sprecher regarding the proposed purchase price. During that conversation, Mr. Hernandez sought to obtain an increase in the proposed purchase price above $167.00 per Share, and Mr. Sprecher reiterated Parent’s view that $167.00 per Share reflected Parent’s assessment of the full value of the Shares.”

The section of the Definitive Proxy Statement entitled “The Merger - Certain Financial Projections Utilized in Connection with the Merger” is amended and supplemented as follows:

The Base Case Projections table below the second full paragraph on page 37 of the Definitive Proxy Statement is amended and restated in its entirety as follows:

The following table presents a summary of the Base Case Projections (in millions):

	2026E	2027E	2028E	2029E	2030E	2031E
Revenue	$886	$971	$1,067	$1,145	$1,198	$1,222
EBITDA (post stock-based compensation) (1)	$440	$486	$544	$584	$611	$623
Taxes	(88)	(101)	(114)	(123)	(130)	(133)
Capital Expenditures (including capitalized software development costs)	(65)	(71)	(78)	(84)	(88)	(90)
Decrease / (Increase) Change in Net Working Capital	9	(2)	(2)	(2)	(2)	(2)
Unlevered Free Cash Flow(2)	$296	$312	$350	$374	$391	$398

(1)

EBITDA (post stock-based compensation) is calculated as net income (which is calculated after deducting stock-based compensation) less (i) interest income plus (ii) interest expense, (iii) taxes and (iv) depreciation and amortization.

(2)	Unlevered Free Cash Flow is calculated as EBITDA (i) minus taxes and capital expenditures (including capitalized software development costs) and (ii) plus or minus changes in net working capital.

The Sensitivity Case Projections table immediately following the Base Case Projections table on page 37 of the Definitive Proxy Statement is amended and restated in its entirety as follows:

The following table presents a summary of the Sensitivity Case Projections (in millions):

	2026E	2027E	2028E	2029E	2030E	2031E
Revenue	$886	$929	$988	$1,037	$1,073	$1,095
EBITDA (post stock-based compensation) (1)	$440	$455	$487	$511	$529	$539
Taxes	(88)	(94)	(102)	(107)	(112)	(115)
Capital Expenditures (including capitalized software development costs)	(65)	(68)	(73)	(76)	(79)	(80)
Decrease / (Increase) Change in Net Working Capital	9	(2)	(2)	(2)	(2)	(2)
Unlevered Free Cash Flow(2)	$296	$290	$311	$326	$336	$342

(1)

EBITDA (post stock-based compensation) is calculated as net income (which is calculated after deducting stock-based compensation) less (i) interest income plus (ii) interest expense, (iii) taxes and (iv) depreciation and amortization.

(2)	Unlevered Free Cash Flow is calculated as EBITDA (i) minus taxes and capital expenditures (including capitalized software development costs) and (ii) plus or minus changes in net working capital.

The second paragraph on page 35 of the Definitive Proxy Statement, under the subheading “Certain Financial Projections Utilized in Connection with the Merger,” is amended and supplemented by adding the following underlined and bolded disclosures:

“The Financial Forecasts are based solely on information available to MarketAxess’ management at the time of their preparation and have not been updated or revised to reflect information or results after the date they were prepared or as of the date of this proxy statement. Since July 29, 2026, management has not prepared an update to the Financial Forecasts. Following the announcement of the Merger Agreement, the Company discontinued its practice of issuing monthly trading volume press releases and withdrew its 2026 financial guidance and its medium-term financial targets, in each case in light of the pendency of the Merger. MarketAxess may in the future report results of operations for periods included in the Financial Forecasts that will be completed following the preparation of the Financial Forecasts. MarketAxess stockholders and investors are urged to refer to MarketAxess’ periodic filings with the SEC for information on MarketAxess’ actual historical results.”

The section of the Definitive Proxy Statement entitled “The Merger - Opinion of J.P. Morgan Securities LLC” is amended and supplemented as follows:

The penultimate paragraph under the subheading “Public Trading Multiples” on page 40 of the Definitive Proxy Statement is amended and supplemented by adding the following underlined and bolded sentence as the new last sentence of such paragraph and the following table immediately after such paragraph:

The results of this analysis are summarized below:

Company	Share Price as of July 28, 2026	2026E FV/EBITDA Multiple	2026E P/E Multiple	Market Cap ($M) as of July 28, 2026
MarketAxess Holdings Inc.	$122.05	9.6x	14.4x	$4,351
Tradeweb Markets Inc.	$104.27	20.1x	28.8x	$24,910

The first and second sentences of the final paragraph under the subheading “Public Trading Multiples” on page 40 of the Definitive Proxy Statement are amended and supplemented by adding the following underlined and bolded disclosures on such page:

“Based on the results of this analysis and other factors, which J.P. Morgan considered appropriate based on its experience and professional judgement, J.P. Morgan selected a 2026E FV/EBITDA Multiple reference range for the Company of 9.5x to 20.0x and a 2026E P/E Multiple reference range for the Company of 14.5x to 29.0x. J.P. Morgan then applied such reference ranges to the Company’s projected EBITDA ($440 million), for the 2026E FV/EBITDA Multiple, and net income ($302 million), for the 2026E P/E Multiple, for fiscal year 2026 provided in the Financial Forecasts.”

The first and second sentences of the final paragraph under the subheading “Selected Transactions Analysis” on page 41 of the Definitive Proxy Statement are amended and supplemented by adding the following underlined and bolded disclosures to such sentences:

“Based on the results of this analysis and other factors, which J.P. Morgan considered appropriate based on its experience and professional judgement, J.P. Morgan selected a LTM FV/EBITDA Multiple reference range for the Company of 13.0x to 20.0x. J.P. Morgan then applied such reference range to the Company’s projected EBITDA for the twelve-month period immediately preceding June 30, 2026 ($431 million), as provided in the Financial Forecasts.”

The final sentence of the second paragraph under the subheading “Discounted Cash Flow Analysis” on page 41 of the Definitive Proxy Statement is amended and supplemented by adding the following underlined and bolded disclosures to such sentence:

“J.P. Morgan also calculated a range of terminal values for the Company at the end of this period by applying perpetual growth rates ranging from 1.5% to 2.5%, based on guidance provided by the Company’s management, which J.P. Morgan considered appropriate based on its experience and professional judgement, to estimates of terminal unlevered free cash flows for the Company at the end of fiscal year 2031, as provided in the Financial Forecasts.”

The final paragraph under the subheading “Discounted Cash Flow Analysis” on page 41 of the Definitive Proxy Statement is amended and supplemented by adding the following underlined and bolded disclosures to such paragraph:

“With respect to each case, J.P. Morgan then discounted the unlevered free cash flow estimates and the range of terminal values to present value as of June 30, 2026 using discount rates ranging from 7.00% to 8.00%, which range was chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of the Company. The present values of the unlevered free cash flow estimates and the range of terminal values were then adjusted for the Company’s estimated net ~~debt~~ cash (defined as cash and cash equivalents less debt and noncontrolling interest) of $115 million as of June 30, 2026, as provided by the Company’s management. This analysis indicated a range of implied per share equity value for the Shares (based on the total number of the Company’s fully diluted shares outstanding as of July 27, 2026 of approximately 35.6 million shares, which was comprised of shares of Company common stock, restricted stock units, performance stock units and shares expected to be issued under the Company’s employee stock purchase plan, as provided by the Company’s management and approved for use by J.P. Morgan) of $166.51 to $230.35, for the base case, and $145.14 to $200.06, for the sensitivity case, which J.P. Morgan compared to (i) the closing price of the Shares of $122.05 per share on July 28, 2026 and (ii) the Merger Consideration of $167.00 per share of the Shares.”

The penultimate paragraph under the subheading “Miscellaneous” on page 42 of the Definitive Proxy Statement is amended and supplemented by adding the following underlined and bolded disclosures to such paragraph:

“For financial advisory services rendered in connection with the proposed Merger, the Company has agreed to pay J.P. Morgan an estimated fee of approximately $65.5 million, $3 million of which became payable to J.P. Morgan at the time the opinion was delivered (which fee was payable regardless of the conclusion reached in such opinion) and the remainder of which is contingent and payable upon the consummation of the proposed Merger. In addition, the Company has agreed to reimburse J.P. Morgan for certain of its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities arising out of J.P. Morgan’s engagement.”

The section of the Definitive Proxy Statement entitled “The Merger – Interests of Directors and Executive Officers in the Merger” is amended and supplemented as follows:

The third paragraph under the subheading “Employment Agreements and Severance Arrangements” on page 46 of the Definitive Proxy Statement is amended and supplemented by adding the following underlined and bolded disclosures to such paragraph:

“The Merger constitutes (i) a “change in control” and (ii) “good reason” as a result of each of Ms. Fiszel Bieler and Messrs. Concannon and Pintoff no longer having their same respective title, duties, authorities or responsibilities of a publicly traded company following the change in control, in each case, for the purposes of the Concannon Employment Agreement and Severance Protection Agreements.”

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Section 27A”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Section 21E”). We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A and Section 21E. Such forward-looking statements relate to, without limitation, the proposed transaction, our future economic performance, plans and objectives for future operations, and projections of revenue and other financial items. Forward-looking statements can be identified by the use of words such as “may,” “will,” “assume,” “believe,” “contemplate,” “could,” “intend,” “predict,” “would,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” “target,” “continue”, “trend”, “objective”, “might” or comparable terminology, although not all forward-looking statements contain these identifying words.

Forward-looking statements are inherently subject to certain risks, trends, changes in circumstances and uncertainties, many of which we cannot predict with accuracy and some of which we may not anticipate, including, but not limited to: (i) historical financial information may not be representative of future results; (ii) the completion of the proposed transaction on the anticipated terms and timing, or at all, including obtaining the approval of the proposed transaction by the holders of a majority of the outstanding shares of common stock of MarketAxess, the receipt of the remaining required regulatory approvals, and the satisfaction of other conditions to the completion of the proposed transaction as well as the failure to realize anticipated benefits of the proposed transaction; (iii) there may be significant transaction costs in connection with the proposed transaction and the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (iv) there may be liabilities that are not known, probable or estimable at this time or unexpected costs, charges or expenses; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed transaction, including in circumstances requiring MarketAxess to pay a termination fee; (vi) any effect of the announcement of the proposed transaction on MarketAxess’ ability to operate its business and retain and hire key personnel and to maintain favorable business relationships; (vii) the proposed transaction may result in the diversion of management’s time and attention from ordinary course business operations to issues relating to the proposed transaction; (viii) certain restrictions during the pendency of the proposed transaction that may impact MarketAxess’ ability to pursue certain business opportunities or strategic transactions; (ix) unfavorable outcome of legal proceedings related to the proposed transaction; (x) the risk that MarketAxess’ share price may decline significantly if the proposed transaction is not consummated; (xi) legislative, regulatory and economic developments; (xii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism, outbreaks of war or hostilities or public health issues, as well as management’s response to any of the aforementioned factors; (xiii) other risks and uncertainties detailed in periodic reports that MarketAxess files with the SEC; (xiv) actions by third parties, including government agencies; (xv) reputational risk and potential adverse reactions of MarketAxess’ or Parent’s customers, employees or other business partners, including those resulting from the announcement or completion of the proposed transaction; (xvi) the ability to promptly and effectively integrate MarketAxess’ business with Parent’s business and realize the anticipated cost savings, synergies, and other financial benefits of the proposed transaction within the expected time period or at all; and (xvii) Parent’s ability to obtain the contemplated debt financing on a timely basis, on favorable terms or at all.

There can be no assurance that the proposed transaction will be completed, or if it is completed, that it will close within the anticipated time period. While the list of factors presented here, and the list of factors presented in the Preliminary Proxy Statement and Definitive Proxy Statement, is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties and should be read in conjunction with the other forward-looking statements. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. The forward-looking statements relate only to events as of the date on which the statements are made and we undertake no obligation to update, and expressly disclaim any obligation to update, any forward-looking statements, or any other information in this communication, whether resulting from developments, circumstances or events that arise after the date the statements are made, new information, or otherwise. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we may have expressed or implied by these forward-looking statements. All forward-looking statements in this communication are qualified in their entirety by this cautionary statement. You should specifically consider the factors identified in this communication that could cause actual results to differ. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us.

Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that such expectations will be achieved as anticipated or that our results, estimates or assumptions will be correct. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements, many of which are beyond MarketAxess’ control. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in MarketAxess’ Annual Report on Form 10-K, as may be supplemented or amended by MarketAxess’ Quarterly Reports on Form 10-Q, which are incorporated herein by reference. MarketAxess assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise, except as required under applicable law.

Additional Information and Where to Find It; No Offer or Solicitation

In connection with the proposed Merger, MarketAxess filed relevant materials with the SEC, including the Definitive Proxy Statement filed on September 18, 2026. This Current Report on Form 8-K is not a substitute for the Definitive Proxy Statement or any other document that MarketAxess has filed or may file with the SEC or send to its stockholders in connection with the proposed Merger. STOCKHOLDERS OF MARKETAXESS ARE ADVISED TO CAREFULLY READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER DOCUMENTS FILED OR TO BE FILED BY MARKETAXESS WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER BECAUSE THESE DOCUMENTS CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT MARKETAXESS, THE PROPOSED MERGER AND THE BUSINESS TO BE CONDUCTED AT THE SPECIAL MEETING OF STOCKHOLDERS. The Definitive Proxy Statement and other documents filed by MarketAxess with the SEC may be obtained free of charge at the SEC’s website (http://www.sec.gov). The Definitive Proxy Statement and MarketAxess’ other filings with the SEC also are available free of charge on MarketAxess’ website at https://investor.marketaxess.com/financials/sec-filings/default.aspx.

Participants in the Solicitation

MarketAxess, its directors and certain of its executive officers and employees may be deemed participants in the solicitation of proxies from stockholders in connection with the proposed Merger. Information regarding the names of MarketAxess’ directors and executive officers and certain other individuals and their respective interests in MarketAxess by security holdings or otherwise is set forth in the Definitive Proxy Statement filed with the SEC on September 18, 2026. Please refer to the sections captioned “Interests of Directors and Executive Officers in the Merger” and “Security Ownership of Certain Beneficial Owners and Management” in the Definitive Proxy Statement for more information. To the extent that certain MarketAxess participants or their affiliates have acquired or disposed of security holdings since the “as of” date disclosed in the Definitive Proxy Statement, such transactions have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3, Statements of Change in Ownership on Form 4 or amendments to beneficial ownership reports on Schedules 13D filed with the SEC, which are available at: https://www.sec.gov/edgar/browse/?CIK=1278021&owner=exclude. Such filings and the Definitive Proxy Statement are available free of charge on MarketAxess’ website at https://investor.marketaxess.com/financials/sec-filings/default.aspx or through the SEC’s website at www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2026	MARKETAXESS HOLDINGS INC.

	By:	/s/ Scott Pintoff
	Name:	Scott Pintoff
	Title:	General Counsel & Corporate Secretary